Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Kimberly Brown, Director, Investor Relations
(617) 796-8245

Five Star Quality Care, Inc. Reports First Quarter 2015 Results

Quarterly Adjusted EBITDAR Increases 14% Year Over Year

Fourteen Management Contracts Added May 1, 2015

Newton, MA (May  11, 2015).  Five Star Quality Care, Inc. (NYSE: FVE) today announced its financial results for the quarter ended March 31, 2015.

Five Star’s President and CEO, Bruce J. Mackey Jr., made the following statement:

“Five Star’s financial performance improved in the first quarter as adjusted EBITDAR  (earnings before interest, taxes, depreciation, amortization and rent) increased 14% year over year to $59.3 million.  This increase was the result of a 2.0% increase in average monthly rates at our owned and leased communities since last year and of the EBITDAR we realized from one senior living community we acquired and two senior living communities we began to manage since March 31, 2014.  Also, our continued focus on expense controls helped to more than offset a modest decline in occupancy.”

First Quarter 2015 Financial Results:

▪

Total revenues for the first quarter of 2015 increased 1.7% to $334.0 million from $328.4 million for the same period in 2014.  Growth in revenues was the result of increases in average monthly rates to residents who pay privately for services.

▪

Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the first quarter of 2015 were $4.7 million compared to $0.0 million for the same period in 2014.  EBITDA, excluding certain items described below that Five Star believes may be non-recurring, was $9.6 million and $2.7 million for the first quarters of 2015 and 2014, respectively. Earnings before interest, taxes, depreciation, amortization and rent excluding those items, or Adjusted EBITDAR,  were $59.3 million for the first quarter of 2015 compared to $51.8 million for the same period in 2014.

▪

Loss from continuing operations for the first quarter of 2015 was $4.8 million, or $0.10 per basic and diluted share, compared to loss from continuing operations of $5.9 million, or $0.12 per basic and diluted share, for the same period in 2014.

▪

Net loss for the first quarter of 2015 was $5.3 million, or $0.11 per basic and diluted share, compared to net loss of $6.8 million, or $0.14 per basic and diluted share, for the same period in 2014. Net loss for the first quarter of

2015 included a loss from discontinued operations of $0.5 million; net loss for the first quarter of 2014 included a loss from discontinued operations of $0.9 million.
▪

EBITDA, EBITDAR, loss from continuing operations and net loss in the first quarter of 2015 included $4.9 million of items that Five Star believes may not be recurring and which included a revenue reserve of $2.4 million and compliance and professional costs of $2.5 million, primarily resulting from Medicare records billing deficiencies which Five Star discovered and self-reported as previously disclosed and as described below.  EBITDA, EBITDAR, loss from continuing operations and net loss in the first quarter of 2014 included $3.0 million of accounting costs incurred in connection with the restatement of certain previously issued financial statements and the delayed completion of Five Star’s 2013 third quarter financial reporting which Five Star believes may not be recurring.

▪

A reconciliation of loss from continuing operations determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA, EBITDA excluding certain items and Adjusted EBITDAR for the quarters ended March 31, 2015 and 2014 appears later in this press release.

First Quarter 2015 Operating Results (continuing operations):

▪	Occupancy at owned and leased senior living communities for the first quarter of 2015 decreased by 40 basis points (“bps”) to 85.5% from 85.9% for the same period in 2014.
▪	The average monthly rate at owned and leased senior living communities for the first quarter of 2015 increased by 2.0% to $4,623 from $4,534 for the same period in 2014.
▪

The percentage of revenues derived from residents’ private resources at owned and leased senior living communities for the first quarter of 2015 increased by 60 bps to 77.3% from 76.7% for the same period in 2014.

▪	Management fee revenues increased 4.0% for the first quarter of 2015 to $2.5 million from $2.4 million for the same period last year.

Expansion and Disposition Activities:

Since January 1, 2015, Five Star has agreed to acquire two senior living communities with a combined 152 living units and began, or expects to begin, managing  15 senior living communities for Senior Housing Properties Trust, or SNH:

▪

In March 2015, Five Star entered into an agreement to acquire two 100% private pay independent living communities with 68 and 84 living units, respectively, located in Tennessee for an aggregate purchase price of approximately $26.0 million, including the assumption of approximately $17.0 million of mortgage debt.  Five Star currently expects this transaction to close during 2015.

▪

In April 2015, SNH agreed to acquire a senior living community with 40 private pay independent living units located in Cumming, GA.  Five Star expects to enter into a management agreement with SNH to manage this community.  This community is adjacent to another community that Five Star manages for SNH.  This acquisition is expected to close when the development of this new community is completed in 2015.

▪	In May 2015, Five Star began managing 14 primarily private pay assisted living communities in four states with a combined 881 living units which were acquired by SNH.

In February 2015, Five Star and SNH sold a vacant senior living community that was previously disclosed as held for sale for $250,000. As a result of this sale, Five Star’s annual minimum rent payable to SNH decreased by approximately $22,500 in accordance with the terms of the applicable lease.

As of the date of this press release,  Five Star is continuing to market for sale one community it owns with 32 living units and Five Star and SNH are continuing to jointly market for sale three senior living communities with a combined total of 167 living units, all of which are reported as held for sale and discontinued operations in Five Star’s financial statements.

Financing Activities:

In April 2015, Five Star extended the maturity date of its $150.0 million revolving credit facility by one year to April 13, 2016.

Compliance Update:

As previously disclosed, as a result of Five Star’s compliance program to review medical records related to its Medicare billing practices, during 2014 Five Star discovered potentially inadequate documentation and other issues at one of its leased SNFs.  This compliance review was not initiated in response to any specific complaint or allegation, but was a review of the type that Five Star periodically undertakes to test its own compliance with applicable Medicare billing rules.  As a result of these discoveries, Five Star made a voluntary disclosure of deficiencies to the United States Department of Health and Human Services Office of the Inspector General, or the OIG, pursuant to the OIG’s Provider Self-Disclosure Protocol.  Five Star recently completed its investigation and assessment of these matters and expects to submit a final supplemental disclosure to the OIG in May 2015.  In the first quarter of 2015, Five Star accrued a revenue reserve of $2.4 million to account for historical Medicare payments which are expected to be repaid (the total revenue reserve recorded at December 31, 2014 and March 31, 2015 was $4.3 million and $6.7 million, respectively).  In addition, Five Star recorded expense for additional costs incurred or costs Five Star expects to incur, including OIG imposed penalties, as a result of this matter totaling $3.6 million and $2.3 million for the year ending December 31, 2014 and the quarter ending March 31, 2015, respectively, of which $5.1 million remains accrued and not paid at March 31, 2015. Pursuant to the OIG’s Self-Disclosure Protocol, Five Star expects that the OIG will review and evaluate Five Star’s investigation and assessment of these deficiencies and that review could result in a requirement for further investigation and a possible increase in Five Star’s liabilities.

Conference Call:

Later today, May  11, 2015, at 5:00 p.m. Eastern Time, Five Star will host a conference call to discuss its  first quarter 2015 results.  Following management’s presentation, there will be a question and answer period.

The conference call telephone number is (800) 230-1059. Participants calling from outside the United States and Canada should dial (612) 234-9959. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Monday, May 18, 2015. To hear the replay, dial (320) 365-3844. The replay pass code is 358460.

A live audio webcast of the conference call will also be available in a listen only mode on Five Star’s website at www.fivestarseniorliving.com.  Participants wanting to access the webcast should visit Five Star’s website about five minutes before the call.  The archived webcast will be available for replay on Five Star’s website for about one week after the call. The transcription, recording and retransmission in any way of Five Star’s first quarter 2015 conference

call are strictly prohibited without the prior written consent of Five Star.    Five Star’s website is not incorporated as part of this press release.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a senior living and healthcare services company.  As of March  31, 2015,  Five Star operated 258 senior living communities (excluding those senior living communities it has classified as discontinued operations) with 30,389 living units located in 31 states, including 31 communities  (3,064 living units) that it owns and operates,  181 communities  (20,035 living units) that it leases and operates, and 46 communities  (7,290 living units) that it manages.  These communities include independent living, assisted living, continuing care and skilled nursing communities.  Five Star is headquartered in Newton, Massachusetts.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

this press release contains statements THAT constitute forward looking statements within the meaning of the private securities litigation reform act of 1995 and other securities laws.  aLSO, whenever Five star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate” or similar expressions, it is making forward looking statements.  these forward looking statements are based upon five star’s PRESENT intent, beliefs or expectations, but FORWARD LOOKING STATEMENTS are not guaranteed to occur and may not occur.  ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THESE FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS.  FoR EXAMPLE:

•

THIS PRESS RELEASE STATES THAT FIVE STAR HAS AGREED TO ACQUIRE TWO SENIOR LIVING COMMUNITIES.  THIS ACQUISITION IS SUBJECT TO VARIOUS CONDITIONS WHICH MAY NOT BE SATISFIED. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT FIVE STAR WILL PURCHASE THESE COMMUNITIES, THAT THE ACQUISITION WILL NOT BE DELAYED OR THAT THE TERMS WILL NOT CHANGE.

•

THIS PRESS RELEASE STATES THAT SNH HAS AGREED TO ACQUIRE AN INDEPENDENT LIVING COMMUNITY AND THAT FIVE STAR EXPECTS TO ENTER INTO A MANAGEMENT AGREEMENT WITH SNH TO MANAGE THIS COMMUNITY.  THIS ACQUISITION IS SUBJECT TO VARIOUS CONDITIONS WHICH MAY NOT BE SATISFIED. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT SNH WILL PURCHASE THIS COMMUNITY, THAT THE ACQUISITION AND ANY MANAGEMENT AGREEMENT FOR THIS COMMUNITY WILL NOT BE DELAYED OR THAT THE TERMS WILL NOT CHANGE.

•

THIS PRESS RELEASE REFERS TO THE COMMUNITIES FIVE STAR HAS AGREED TO ACQUIRE AND THE COMMUNITIES THAT SNH HAS ACQUIRED OR AGREED TO ACQUIRE AND WHICH FIVE STAR EXPECTS TO MANAGE AS COMMUNITIES WHICH ARE 100% PRIVATE PAY OR PRIMARILY PRIVATE PAY.  ALTHOUGH ALL THE RESIDENTS AT THESE COMMUNITIES CURRENTLY PAY FOR SERVICES AT THESE COMMUNITIES PRIMARILY WITH PRIVATE RESOURCES, RESIDENT RESOURCES MAY BE EXHAUSTED OR GOVERNMENT PROGRAMS MAY BE CHANGED SO THAT FUTURE PAYMENTS MAY BE RECEIVED FROM GOVERNMENT PROGRAMS.

•

THIS PRESS RELEASE STATES THAT FIVE STAR IS CONTINUING TO MARKET FOR SALE ONE SENIOR LIVING COMMUNITY IT OWNS AND FIVE STAR AND SNH ARE CONTINUING TO JOINTLY MARKET FOR SALE THREE SENIOR LIVING COMMUNITIES THAT FIVE STAR LEASES FROM SNH.  FIVE STAR AND SNH MAY NOT BE ABLE TO SELL THESE COMMUNITIES ON ACCEPTABLE TERMS OR OTHERWISE, AND THE SALES OF ANY OR ALL OF THESE COMMUNITIES MAY NOT OCCUR.

•

FIVE STAR HAS MADE A VOLUNTARY DISCLOSURE OF CERTAIN MEDICARE BILLING DEFICIENCIES RELATED TO MEDICARE RECORDS AND OTHER MATTERS TO THE OIG. FIVE STAR HAS COMPLETED ITS ASSESSMENT OF THESE MATTERS AND EXPECTS TO SUBMIT A FINAL SUPPLEMENTAL DISCLOSURE TO THE OIG IN MAY 2015. ALTHOUGH FIVE STAR HAS ACCRUED A REVENUE RESERVE TO ACCOUNT FOR MEDICARE PAYMENTS FIVE STAR EXPECTS TO REPAY AND HAS ACCRUED A RESERVE FOR ADDITIONAL ASSOCIATED COSTS FIVE STAR EXPECTS TO INCUR, INCLUDING OIG IMPOSED PENALTIES, THERE CAN BE NO ASSURANCE THAT FIVE STAR’S RESERVES WILL BE ADEQUATE TO COVER THE PAYMENT OBLIGATIONS IT IS ULTIMATELY DETERMINED TO OWE OR ADDITIONAL ASSOCIATED COSTS. ALSO, ADDITIONAL DEFICIENCIES MAY BE DISCOVERED THAT COULD INCREASE FIVE STAR’S LIABILITY TO THE OIG AND THE ASSOCIATED COSTS.

THE INFORMATION CONTAINED IN FIVE STAR’S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, OR THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN FIVE STAR’S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM FIVE STAR’S FORWARD LOOKING STATEMENTS.  FIVE STAR’S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, FIVE STAR DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Supplemental Information, page 1 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Revenues:
Senior living revenue	$275,173	$271,781
Management fee revenue	2,523	2,425
Reimbursed costs incurred on behalf of managed communities	56,277	54,205
Total revenues	333,973	328,411

Operating expenses:
Senior living wages and benefits	133,253	132,783
Other senior living operating expenses	72,225	72,817
Costs incurred on behalf of managed communities	56,277	54,205
Rent expense	49,628	49,074
General and administrative	17,982	19,748
Depreciation and amortization	8,095	7,276
Total operating expenses	337,460	335,903

Operating loss	(3,487)	(7,492)

Interest, dividend and other income	220	196
Interest and other expense	(1,354)	(1,218)
Gain on sale of available for sale securities reclassified from other comprehensive income	20	313

Loss from continuing operations before income taxes and equity in earnings (loss) of an investee	(4,601)	(8,201)
(Provision for) benefit from income taxes	(304)	2,431
Equity in earnings (loss) of an investee	72	(97)
Loss from continuing operations	(4,833)	(5,867)
Loss from discontinued operations	(469)	(892)

Net loss	$(5,302)	$(6,759)

Weighted average shares outstanding—basic and diluted	48,364	48,002

Basic and diluted loss per share from:
Continuing operations	$(0.10)	$(0.12)
Discontinued operations	(0.01)	(0.02)
Net loss per share—basic and diluted	$(0.11)	$(0.14)

Supplemental Information, page 2 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS DATA

(in thousands)

(unaudited)

	March 31,	December 31,
	2015	2014
Assets
Current assets:
Cash and cash equivalents	$26,670	$20,988
Accounts receivable, net of allowance	39,258	38,814
Due from related persons	7,945	12,641
Investments in available for sale securities	24,797	23,436
Restricted cash	3,130	2,945
Prepaid and other current assets	17,913	21,494
Assets of discontinued operations	2,451	1,463
Total current assets	122,164	121,781

Property and equipment, net	354,880	357,186
Restricted cash	1,811	2,170
Restricted investments in available for sale securities	16,396	19,835
Goodwill, equity investment and other long term assets	35,311	34,001
Total assets	$530,562	$534,973

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facilities	$30,000	$35,000
Other current liabilities	189,517	180,392
Total current liabilities	219,517	215,392

Mortgage notes payable	48,911	49,373
Other long term liabilities	39,879	43,426
Shareholders’ equity	222,255	226,782
Total liabilities and shareholders’ equity	$530,562	$534,973

Supplemental Information, page 3 of 7

FIVE STAR QUALITY CARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(5,302)	$(6,759)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	8,501	7,548
Loss from discontinued operations before income tax	469	1,365
Gain on sale of available for sale securities	(20)	(313)
Loss on disposal of property and equipment	7	—
Equity in (earnings) loss of an investee	(72)	97
Stock-based compensation	300	256
Deferred income taxes	—	(3,763)
Provision for losses on receivables	1,696	1,234
Changes in assets and liabilities:
Accounts receivable	(2,140)	(1,860)
Prepaid expenses and other assets	1,853	(2,218)
Accounts payable and accrued expenses	2,385	4,796
Accrued compensation and benefits	6,052	6,386
Due to related persons, net	4,175	3,885
Other current and long term liabilities	(1,916)	(1,672)
Cash provided by operating activities	15,988	8,982

Cash flows from investing activities:
Deposits into restricted cash and investment accounts, net	174	11,303
Acquisition of property and equipment	(11,550)	(13,058)
Purchases of available for sale securities	(234)	(9,512)
Proceeds from sale of property and equipment to Senior Housing Properties Trust	4,060	8,614
Proceeds from sale of available for sale securities	2,736	4,336
Cash (used in) provided by investing activities	(4,814)	1,683

Cash flows from financing activities:
Repayments of borrowings on credit facilities	(5,000)	(20,000)
Repayments of mortgage notes payable	(438)	(283)
Cash used in financing activities	(5,438)	(20,283)

Cash flows from discontinued operations:
Net cash (used in) provided by operating activities	(42)	7,275
Net cash used in investing activities	(12)	—
Net cash flows (used in) provided by discontinued operations	(54)	7,275

Change in cash and cash equivalents	5,682	(2,343)
Cash and cash equivalents at beginning of period	20,988	23,628
Cash and cash equivalents at end of period	$26,670	$21,285

Supplemental cash flow information:
Cash paid for interest	$969	$821
Cash paid (refunded) for income taxes, net	$182	$(21)

Supplemental Information, page 4 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING COMMUNITY FINANCIAL DATA(1)

(in thousands)

	Three months ended March 31, (2)
	2015		2014
Senior living revenue:
Independent and assisted living community revenue (owned)	$29,524		$27,261
Independent and assisted living community revenue (leased)	100,110		98,155
Continuing care retirement community revenue (leased)	100,256		99,231
Skilled nursing facility revenue (leased)	41,306	(3)	44,012
Other(4)	3,977		3,122
Total senior living revenue (owned and leased)	$275,173		$271,781

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$12,015		$11,623
Independent and assisted living community wages and benefits (leased)	41,845		41,893
Continuing care retirement community wages and benefits (leased)	49,723		49,215
Skilled nursing facility wages and benefits (leased)	27,719		27,593
Other(4)	1,951		2,459
Total senior living wages and benefits (owned and leased)	$133,253		$132,783

Senior living other operating expenses:
Independent and assisted living community other operating expenses (owned)	$7,181		$6,953
Independent and assisted living community other operating expenses (leased)	24,842		25,332
Continuing care retirement community other operating expenses (leased)	25,595		27,190
Skilled nursing facility other operating expenses (leased)	13,973	(5)	12,353
Other(4)	634		989
Total senior living operating expenses (owned and leased)	$72,225		$72,817

(1)	Excludes data for managed communities and discontinued operations.
(2)

The number of owned and leased communities between January 1, 2014 and March 31, 2015 increased by only one due to the acquisition of an assisted living community during the second quarter of 2014. Because of this small change this press release does not present same store results.

(3)	SNF revenue for the three months ended March 31, 2015 is net of a $2.4 million reserve for an estimated Medicare refund Five Star expects to pay.
(4)	Other senior living revenue and expenses relate primarily to rehabilitation and other specialty service revenues and expenses provided at the residential facilities owned and leased by Five Star.
(5)

SNF other senior living operating expenses for the three months ended March 31, 2015 includes $2.3 million of estimated penalties, related compliance costs and professional fees related to the Medicare refund Five Star expects to pay.

Supplemental Information, page 5 of 7

FIVE STAR QUALITY CARE, INC.

PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUES(1)

	Three months ended March 31,
	2015	2014
Independent and assisted living communities (owned):
Private and other sources	99.4%	99.3%
Medicaid	0.6%	0.7%
Total	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	99.1%	99.1%
Medicaid	0.9%	0.9%
Total	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	72.2%	71.8%
Medicare	21.4%	22.3%
Medicaid	6.4%	5.9%
Total	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	25.7%	24.6%
Medicare	25.3%	25.0%
Medicaid	49.0%	50.4%
Total	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	77.3%	76.7%
Medicare	12.0%	12.4%
Medicaid	10.7%	10.9%
Total	100.0%	100.0%

(1)	Excludes data for managed communities and discontinued operations.

Supplemental Information, page 6 of 7

FIVE STAR QUALITY CARE, INC.

SENIOR LIVING OTHER OPERATING DATA(1)

	Three months ended
	March 31,	December 31,	September 30,	June 30,	March 31,
	2015	2014	2014	2014	2014
Independent and assisted living communities (owned):
Number of communities (end of period)	31	31	31	31	30
Number of units (end of period)	3,064	3,061	3,061	3,061	2,946
Occupancy	87.9%	88.7%	88.2%	87.6%	87.4%
Avg. monthly rate(2)	$3,594	$3,492	$3,472	$3,469	$3,464

Independent and assisted living communities (leased):
Number of communities (end of period)	119	119	119	119	119
Number of units (end of period)(3)	9,909	9,896	9,858	9,858	9,858
Occupancy	88.0%	89.3%	89.5%	88.9%	88.6%
Avg. monthly rate(2)	$3,820	$3,734	$3,723	$3,744	$3,736

CCRC communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,319	7,322	7,322	7,322	7,322
Occupancy	83.8%	83.6%	83.2%	83.3%	83.8%
Avg. monthly rate(2)	$5,450	$5,317	$5,304	$5,375	$5,393

Skilled nursing facilities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(5)	2,807	2,822	2,822	2,822	2,822
Occupancy	78.6%	79.3%	79.3%	79.7%	80.4%
Avg. monthly rate(2)	$6,752	$6,535	$6,543	$6,603	$6,500

Total senior living communities (owned and leased):
Number of communities (end of period)	212	212	212	212	211
Number of units (end of period)(3)	23,099	23,101	23,063	23,063	22,948
Occupancy	85.5%	86.2%	86.1%	85.8%	85.9%
Avg. monthly rate(2)	$4,623	$4,503	$4,492	$4,537	$4,534

Managed communities:
Number of communities (end of period)	46	46	44	44	44
Number of units (end of period)(6)	7,290	7,278	7,051	7,051	7,051
Occupancy	88.0%	88.4%	88.2%	88.5%	88.8%
Avg. monthly rate(2)	$4,300	$4,162	$4,152	$4,176	$4,228

Other ancillary services:
Rehabilitation and wellness inpatient clinics (end of period)	48	48	48	48	50
Rehabilitation and wellness outpatient clinics (end of period)	58	56	55	54	50
Home health communities served (end of period)	13	13	6	6	6

(1)	Excludes data for discontinued operations.
(2)	Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenue divided by occupied units during the period, and multiplying it by 30 days.
(3)

The number of units for the quarters ended September 30, 2014, June 30, 2014 and March 31, 2014  excludes 38  living units in one senior living community that was temporarily closed for a major renovation during those time periods.

(4)	Includes 1,973 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)	Includes 68 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)	Includes 472 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information, page 7 of 7

FIVE STAR QUALITY CARE, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in thousands)

Non-GAAP financial measures are financial measures that are not determined in accordance with U.S. generally accepted accounting principles, or GAAP. Five Star considers these Non-GAAP financial measures to be meaningful disclosures because it believes that the presentation of these Non-GAAP financial measures may help investors to gain a better understanding of changes in its operating results, and may also help investors who wish to make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. These Non-GAAP financial measures are used by management to evaluate Five Star’s financial performance and for comparing Five Star’s performance over time and to the performance of its competitors. These Non-GAAP financial measures as presented may not, however, be comparable to amounts calculated by other companies. This information should not be considered as an alternative to income (loss) from continuing operations, net income (loss), cash flows from operating activities or any other financial operating or performance or liquidity measure established by GAAP. The following table includes the reconciliation of these Non-GAAP financial measures to loss from continuing operations, the most directly comparable financial measure under GAAP reported in Five Star’s condensed consolidated financial statements, for the three months ended March 31, 2015 and 2014.

	For the three months ended March 31,
	2015		2014
Loss from continuing operations	$(4,833)		$(5,867)
Add: interest and other expense	1,354		1,218
Add: income tax expense (benefit)	304		(2,431)
Add: depreciation and amortization	8,095		7,276
Less: interest, dividend and other income	(220)		(196)
EBITDA	4,700		-
Add (less):
Costs and payment obligations related to compliance assessment at one of Five Star's skilled nursing facilities	4,705	(1)	-
Financial accounting, restatement and remediation costs	210		3,030
Acquisition related costs	41		19
Gain on sale of investments in available for sale securities	(20)		(313)
EBITDA excluding certain items	9,636		2,736
Add: Rent expense	49,628		49,074
EBITDAR excluding certain items	$59,264		$51,810

(1)

Includes $2.4 million of reserve for an estimated Medicare refund Five Star expects to pay and $2.3 million in estimated penalties, compliance costs and professional fees related to this Medicare refund.